Filed Pursuant to Rule 424(b)(5)
Registration No. 333-294964

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 16, 2026)

BRAZIL POTASH CORP.

3,700,000 Common Shares

Pre-Funded Warrants to Purchase up to 18,300,000 Common Shares

18,300,000 Common Shares Underlying Pre-Funded Warrants

We are offering 3,700,000 common shares, no par value per share at a price of $2.50 per common share, and in lieu of our common shares, we are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants to purchase up to 18,300,000 common shares in lieu of common shares. Each pre-funded warrant will be exercisable for one common share and will be immediately exercisable and will not expire; and will remain in full force and effect until exercised in full. The purchase price of each pre-funded warrant is $2.499 which equals the price per common share being sold to the public, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per common share. For each pre-funded warrant that we sell, the number of common shares that we are offering will be decreased on a one-for-one basis. We are also registering common shares issuable upon exercise of the pre-funded warrants pursuant to this prospectus supplement. This prospectus supplement also relates to the offering of common shares issuable upon the exercise of such pre-funded warrants.

Our common shares are listed on the NYSE American under the trading symbol “GRO.” The last reported sale price of our common shares on the NYSE American on April 29, 2026, was $3.09 per share. There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the pre-funded warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-8 of this prospectus supplement and page 5 of the accompanying prospectus and in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$2.50	$2.499	$54,981,700
Underwriting discounts and commissions(1)	$0.15	$0.150	$3,300,000
Proceeds, before expenses, to us	$2.35	$2.349	$51,681,700

(1)	See “Underwriting” beginning on page S-19 of this prospectus supplement for a description of the compensation payable to the underwriters.

We intend to grant the underwriters an option for a period of 30 days to purchase up to an additional 3,300,000 of common shares, at the public offering price, less the underwriting discounts and commissions.

We are an “emerging growth company” and a “foreign private issuer” as defined by the U.S. Securities and Exchange Commission (the “SEC”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are expected to be delivered to purchasers on or about May 4, 2026.

Lead Book-Running Manager

Canaccord Genuity

Joint Book-Running Manager

Roth Capital Partners

Co-Managers

ArcStone Kingswood	H.C. Wainwright & Co.	Titan Partners
a division of Kingswood Capital Partners		a division of American Capital Partners

The date of this prospectus supplement is May 1, 2026

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form F-3 that we filed with the SEC on April 10, 2026, which we refer to as the SEC using a “shelf” registration process. The shelf registration statement was declared effective by the Securities and Exchange Commission on April 16, 2026. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein.

In this prospectus supplement, “Brazil Potash,” the “Company,” “we,” “us,” “our,” and similar terms refer to Brazil Potash Corp., a corporation incorporated and existing under the laws of the Province of Ontario, Canada, and its consolidated subsidiaries. References to our “common shares” refer to the common shares, no par value per share, of Brazil Potash.

All references in this prospectus supplement to our consolidated financial statements, include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in the documents we incorporate by reference in the prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in the accompanying base prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual and reports and other information with the SEC. We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the SEC’s website is http://www.sec.gov.

We make available free of charge on or through our website at www.brazilpotash.com, our Annual Reports on Form 20-F, our Reports of Foreign Private Issuers on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein contains summaries of certain agreements that we have filed as exhibits to various SEC filings. The description of those agreements contained in this prospectus supplement, the accompanying prospectus or information incorporated by reference herein or therein and do not purport to be complete are subject to, and qualified in their entirety by reference to, the definitive agreements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference in this prospectus supplement regarding the development of our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. Forward-looking statements may include, but are not limited to, statements about:

•	our ability to achieve profitability in the future;

•	our ability to obtain the necessary permits and licenses for the Autazes Project, and the timing and possible outcome of pending regulatory and permitting matters;

•	proposed expenditures for exploration work, and general and administrative expenses;

•	the development and construction of the Autazes Project;

•	maintaining rights of access to, including successfully acquiring, leasing, purchasing and/or obtaining rights to occupy, the land for the development and operation of the Autazes Project;

•	our capital requirements and need for additional financing, and our ability to raise additional capital;

•	the estimated results of planned development, mining and production activities;

•	the estimated results of our GHG Emissions Analysis;

•	the supply and demand of potash;

•	general economic and financial conditions;

•	governmental regulation of mining operations and related matters;

•	our prospects, strategies, and business objectives and milestones;

•	industry trends;

•	our use of available funds, including any funds received upon exercise of the Warrants; and

•	our expectations regarding the use of proceeds from the offering of our common shares under the prospectus supplement.

The words “believe,” “anticipate,” “design,” “estimate,” “plan,” “predict,” “seek,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions and are subject to risks and uncertainties. We cannot guarantee that we will actually achieve the plans, intentions or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement, the accompanying prospectus, and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus supplement and the accompanying prospectus should be read as applying to all related forward-looking statements whenever they appear in this prospectus supplement and the accompanying prospectus.

These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Please see the “Risk Factors” outlined in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and our other reports and documents we filed with the SEC that we incorporate herein by reference for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus supplement. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this prospectus supplement, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this prospectus supplement speak only as of the date of those statements, and we undertake no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING MINERAL RESOURCES

The mineral resource estimates included herein or incorporated by reference herein, including in the Technical Report Summary of the Autazes Potash Project-Pre-Feasibility Study dated October 14, 2022, have been prepared in accordance with the requirements of the Modernization Rules as set forth in subpart 1300 of Regulation S-K which became widely applicable on January 1, 2021. These disclosures differ in material respects from the prior requirements set forth in Industry Guide 7, including in that mineral resource information was not permitted and mineral resources have been calculated in accordance with the provision of subpart 1300 of Regulation S-K.These standards differ significantly from the disclosure requirements of Industry Guide 7 in that mineral resource information contained herein may not be comparable to similar information disclosed by U.S. companies that have not early adopted the Modernization Rules promulgated by the SEC. Under SEC standards, mineralization, such are Mineral Resources, may not be classified as a “mineral reserve” unless the determination has been made that the mineralization could be economically and legally produce or extracted at the time of the reserve determination. The term “economically,” as was used in the SEC’s Industry Guide 7 definition of mineral reserves, means that profitable extraction or production has been established or analytically demonstrated in a feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally” as used in the SEC’s Industry Guide 7 definition of mineral reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. The terms “Mineral Resource”, “Measured Mineral Resource”, “Indicated Mineral Resource” and “Inferred Mineral Resource” are defined and used in accordance with the Modernization Rules. You are specifically cautioned not to assume that any part or all of the mineral deposits (including mineral resources) in these categories will ever be converted into mineral reserves, as defined by the SEC. You are further cautioned that, except for any portion of mineral resources, as applicable, classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the Modernization Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an Inferred Mineral Resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an inferred mineral resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or indicated mineral resources will ever be upgraded to mineral reserves.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common shares discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, page 5 of the accompanying prospectus and page 8 of our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Business Overview

We are a mineral exploration and development company with a potash mining project, the Autazes Project, located in the state of Amazonas, Brazil. Our technical operations are based in Autazes, Amazonas, Brazil and Belo Horizonte, Minas Gerais, Brazil, and our corporate office is in Toronto, Ontario, Canada. We are in the pre-revenue development stage and have not yet commenced any mining operations. Our plan of operations for the next few years includes securing all required environmental licenses for the Autazes Project, and, subject to securing sufficient funds, commencing all phases of the construction of the Autazes Project.

Once our operations commence, our operating activities will be focused on the extraction and processing of potash ore from the underground mine of the Autazes Project and selling and distributing the processed potash in Brazil.

The Mineral Resources on the property on which the Autazes Project is situated (which we refer to as the “Autazes Property”) are in an area encompassing approximately 98 square miles located in the Amazon potash basin near the city of Autazes in the eastern portion of the state of Amazonas, Brazil, within the Central Amazon Basin, between the Amazon River and the Madeira River, approximately 75 miles southeast of the city of Manaus, northern Brazil. We hold all of the mineral rights for the Autazes Project through our wholly-owned local subsidiary in Brazil, Potássio do Brasil Ltda., and such mineral rights are registered with Brazil’s national mining regulatory authority, Agência Nacional de Mineração (which we refer to as the “Brazilian National Mining Agency”), which is a specialized agency of the Brazilian Ministry of Mines and Energy. Under our current development plan for the Autazes Project, we intend to own, lease, have rights of access to or have rights to occupy, through Potássio do Brasil Ltda., 39 rural properties on which the facilities and infrastructure for the Autazes Project will be located. We currently have rights of access to 26 rural properties consisting of a total area of approximately 5.65 square miles, which include the land on which our proposed mine shafts, processing plant, and port for the Autazes Project will be constructed.

Although we believe that, through administrative land regularization proceedings, with Brazilian governmental agencies (such as the Brazilian National Institute of Rural Settlement and Agrarian Reform, the Brazilian Ministry of Industry and Trade, and other agencies), we will be able to, and intend to, acquire ownership of these 26 properties, there is no guarantee that the relevant authorities will do so on a timely basis or at all, as our acquisition of properties in Brazil will depend on us following the applicable legal procedures and meeting the required legal standards, which will be assessed by the relevant authorities within an uncertain timeline. Additionally, in March, April and May 2024, we entered into agreements to lease, for a term of six years, the remaining 13 rural properties consisting of a total area of approximately 3.95 square miles, which primarily will be used for the sites of our dry stacked tailings piles. Each of these lease agreements also provides us with a right of first refusal to purchase the applicable leased property in the event of a sale of such property, and in connection with any such sale, we will be able to apply the aggregate amount paid under such lease agreement as a reduction in the sale price.

Recent Developments

Preliminary Financial Information as of March 31, 2026

As of March 31, 2026, our consolidated cash was US$22,481,709 and working capital was US$21,766,123. These amounts are unaudited and preliminary and are subject to completion of financial closing procedures, including the completion of management’s reviews. As a result, these amounts reflect our preliminary estimate with respect to such information, based on information currently available for management, and may vary from our actual financial position as of March 31, 2026. Further, these preliminary estimates are not a comprehensive statement or estimate of our financial data or financial condition as of March 31, 2026. The unaudited preliminary financial data included in this prospectus supplement have been prepared by, and are the responsibility of, our management team. MNP LLP, our independent registered public accounting firm, has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to the unaudited preliminary financial data. Accordingly, MNP LLP does not express an opinion or any other form of assurance with respect thereto. It is possible that we may identify items that require us to make adjustments to the financial information set forth above. These preliminary estimates should not be viewed as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States and it is not necessarily indicative of the balance to be achieved in any future period. Additional information and disclosure would be required for a more complete understanding of our financial position and results of operations as of March 31, 2026. Accordingly, you should not place undue reliance on these preliminary estimates. These preliminary estimates should be read together with the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” and under similar headings included in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus as well as our financial statements, related notes and other financial information incorporated by reference in this prospectus supplement and in the accompanying prospectus. We expect to complete our financial statements for the quarter ended March 31, 2026 subsequent to the completion of this offering, and consequently such financial statements will not be available to you prior to investing in this offering.

Resignation of Corporate Secretary

On April 28, 2026, Neil Said, the Corporate Secretary of the Company notified the Company of his resignation as the Corporate Secretary of the Company, effective April 28, 2026. Mr. Said’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. Following his resignation, Mr. Said will continue to provide legal consulting services to the Company on a non-employee basis pursuant to his existing Independent Contractor Agreement with the Company dated January 1, 2014, as amended on November 1, 2021 and January 16, 2025. The Independent Contractor Agreement was not further amended in connection with his resignation.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise generally applicable to reporting companies that make filings with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”). For so long as we remain an emerging growth company, we will not be required to, among other things:

•

present more than three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure in a registration statement of which a prospectus forms a part;

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report to provide additional information about the audit and our financial statements (i.e., an auditor discussion and analysis);

•	disclose certain executive compensation related items; and

•	seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to us as a foreign private issuer.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report, and expect to continue to report, under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period, and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such accounting standards is required by the IASB.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year during which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of our common shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared in accordance with U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our outstanding voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States.

Corporate Information

Our legal and commercial name is Brazil Potash Corp. We were incorporated on October 10, 2006 under the laws of the Province of Ontario, Canada, and are headquartered in Toronto, Ontario, Canada. We were formed to engage in the exploration and mining of potash in Brazil.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168. Our principal executive offices are located at 198 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, and our main telephone number is +1(416) 309-2963. Our internet website is www.brazilpotash.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus supplement or our registration statement of which this prospectus supplement forms a part. You should not consider any information on our website to be a part of this prospectus supplement or our registration statement of which this prospectus supplement forms a part, or use any such information in your decision on whether to purchase our common shares.

THE OFFERING

Common Shares Offered by Us	3,700,000 common shares.

Pre-Funded Warrants Offered by Us

We are also offering to each purchaser the opportunity to purchase, if the purchaser so chooses, 18,300,000 pre-funded warrants to purchase up to 18,300,000 common shares, in lieu of common shares. Each pre-funded warrant will be exercisable for one common share. The purchase price of each pre-funded warrant is the price per share at which our common shares are being sold in this offering, minus $0.001, which is the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable from the date of issuance until the date the warrant is exercised in full. See “Description of Pre-Funded Warrants” for additional information. This prospectus supplement also relates to the common shares issuable upon exercise of the pre-funded warrants.

Each pre-funded warrant is exercisable for one common share (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its pre-funded warrant for common shares if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% (or, at the election of the purchaser, 9.99%) of the total number of common shares then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase or decrease in such percentage shall not be effective until the sixty-first (61st) day after such notice to us.

Common Shares to be Outstanding After this Offering	57,944,915 common shares (or 61,244,915 shares if the underwriters exercise their option to purchase additional common shares in full), assuming no exercise of any pre-funded warrants offered and sold by us.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $51.4 million (or approximately $59.2 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Listing

Our common shares are listed on the NYSE American under the symbol “GRO.”

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system.

Risk Factors	Investing in our securities involves significant risks. You should read the “Risk Factors” section of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including our most recent Annual Report on Form 20-F, for a discussion of factors to consider carefully before deciding to purchase our securities.

The number of common shares outstanding is based on 54,244,915 shares outstanding as of April 29, 2026. The number of common shares outstanding excludes:

•	75,000 common shares upon exercise of outstanding options as of April 29, 2026, with an exercise price of $16.00 per share;

•	3,732,083 Deferred Share Units (“DSUs”), of which 2,956,355 are vested as of April 29, 2026;

•	4,759,425 Restricted Share Units (“RSUs”), of which 3,698,075 are vested as of April 29, 2026;

•	14,100,000 common shares issuable upon the exercise of warrants outstanding as of April 29, 2026, with an average exercise price of $3.12 per share; and

•	4,550,000 common shares issuable upon the exercise of pre-funded warrants outstanding as of April 29, 2026, with an exercise price of $0.001 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise by the underwriters of their option to purchase up to additional common shares in this offering;

•	no exercise of the pre-funded warrants that we are offering in this offering; and

•	no exercise of the outstanding options or settlement of the outstanding warrants, DSUs, or RSUs referred to above.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 20-F, as well as in any of our subsequent Current Reports on Form 6-K filed with the SEC, which are incorporated by reference in this prospectus supplement in their entirety, together with other information in this prospectus supplement and the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Our Common Shares

The market prices and trading volume of shares of our common shares have recently experienced, and may continue to experience, extreme volatility, which could cause purchasers of our common shares to incur substantial losses.

The market prices and trading volume of our common shares have experienced and may continue to experience, extreme volatility, which could cause purchasers of our common shares to incur substantial losses. For example, since the beginning of 2025 to the date hereof, the market price of our common shares have fluctuated from an intra-day low of $1.25 per share on May 22, 2025, to an intra-day high of $8.60 on January 7, 2025, and the last reported sale price of our common shares on the NYSE American on April 29, 2026, was $3.09 per share.

During 2025, daily trading volume ranged from approximately 41,160 to 34,836,490 shares. Within the last seven business days, the market price of our common shares has fluctuated from an intra-day low of $3.0177 on April 29, 2026, to an intra-day high of $3.59 on April 27, 2026.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our common shares, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Extreme fluctuations in the market price of our common shares have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•

the market price of our common shares has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•

factors in the public trading market for our common shares include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common shares and any related hedging and other trading factors;

•

to the extent volatility in our common shares is caused by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common shares as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•	if the market price of our common shares decline, you may be unable to resell your shares at or above the price at which you acquired them.

We cannot assure you that the equity issuance of our common shares will not fluctuate or decline significantly in the future, in which case you could incur substantial losses.

If you purchase common shares or pre-funded warrants in this offering, you will incur immediate and substantial dilution of your investment.

If you purchase our securities in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of our common shares because the price that you pay for our common shares or pre-funded warrants in this offering will be substantially greater than the net tangible book value per share of the shares you acquire, or that you may acquire upon exercise of pre-funded warrants. As a result, investors in this offering will incur immediate accretion of $1.15 per share, representing the difference between the offering price of $2.50 per share and our as adjusted net tangible book value of $3.65 as of December 31, 2025 (but without giving effect to the exercise of the pre-funded warrants being offered in this offering). To the extent that warrants are exercised, options are exercised, restricted stock units vest, new options or restricted stock units are issued under our equity incentive plans, or we issue additional common shares in the future, there will be further dilution to investors participating in this offering. See “Dilution.”

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional shares of our common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Sales of a significant number of common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares.

Sales of a substantial number of common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. It is possible that we could issue and sell additional common shares in the public markets. We cannot predict the effect that future sales of our common shares, or the perception that such sales might occur, would have on the market price of our common shares.

Our common shares that are subject to our outstanding options, restricted stock units, or warrants will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements and Rule 144 under the Securities Act.

Moreover, certain holders of our common shares have rights, subject to conditions, to require us to file registration statements covering their shares. Registration of these shares under the Securities Act would result in the shares becoming freely tradeable in the public market, subject to the restriction of Rule 144 in the case of our affiliates. If any of these additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our common shares could decline.

Future dilution of our common shares could adversely affect the market price of our common shares.

As of April 29, 2026, 54,244,915 common shares were issued and outstanding; 75,000 common shares are issuable upon the exercise of options outstanding; 18,650,000 common shares are issuable upon the exercise of warrants outstanding; 3,732,083 common shares are issuable upon the vesting of outstanding DSUs; and 4,759,425 common shares are issuable upon the vesting of outstanding RSUs. In addition, this offering will increase outstanding common shares by 3,700,000 additional common shares (assuming no pre-funded warrants are issued). To the extent that our outstanding options and/or warrants are exercised, investors participating in this offering will experience further dilution. In the future, we may issue additional common shares to raise cash to bolster our liquidity, to refinance indebtedness, for working capital, to finance strategic initiatives and future acquisitions or for other purposes. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, our common shares. We may also acquire interests in other companies or other assets by using a combination of cash and common shares or just common shares. We may sell shares or other securities in any other offering at a price per share that is less than the prices per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common shares, or securities convertible into, exercisable or exchangeable for our common shares, in future transactions may be higher or lower than the prices per share paid by investors in this offering. Any of these events may dilute the ownership interests of current stockholders, reduce our earnings per share or have an adverse effect on the price of our common shares. See “Dilution.”

A “short squeeze” due to a sudden increase in demand for our common shares that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze may lead to extreme price volatility in our common shares.

Investors may purchase our common shares to hedge existing exposure or to speculate on the price of our common shares. Speculation on the price of our common shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of our common shares available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase our common shares for delivery to lenders of our common shares. Those repurchases may, in turn, dramatically increase the price of our common shares until additional common shares are available for trading or borrowing. This is often referred to as a “short squeeze.” The proportion of our common shares that may be traded in the future by short sellers may increase the likelihood that our common shares will be the target of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in our common shares that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the common shares necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common shares may rapidly decline. Investors that purchase our common shares during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our common shares, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free-writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our common shares. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common shares which could cause losses to your investments.

Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

Our management will have broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing investments. These investments may not yield a favorable return to our stockholders.

Sales of a significant number of shares of our common shares in the public markets, or the perception that such sales could occur, could cause our stock price to decline.

Sales of a substantial number of our common shares in the public markets, or the perception that such sales could occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. It is possible that we could issue and sell additional common shares in the public markets. Furthermore, if our existing stockholders sell a large number of shares of our common shares, or the public market perceives that existing stockholders might sell common shares, the market price of our common shares could decline significantly. Sales of substantial common shares in the public market by our executive officers, directors, 5% or greater stockholders or other shareholders, or the prospect of such sales could adversely affect the market price of our common shares. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common shares.

Sales of a substantial number of shares of our common shares in the public market following this offering could cause the market price of our common shares to decline. If there are more common shares offered for sale than buyers are willing to purchase, then the market price of our common shares may decline to a market price at which buyers are willing to purchase the offered common shares, and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we do not intend to declare cash dividends on our common shares in the foreseeable future, shareholders must rely on appreciation of the value of our common shares for any return on their investment.

We have never declared or paid cash dividends on our common shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our common shares, if any, will provide a return to investors in this offering for the foreseeable future.

Our common shares may be delisted from the NYSE American if we cannot maintain compliance with the NYSE American’s continued listing requirements.

Our common shares are listed on the NYSE American. There are a number of continued listing requirements that we must satisfy in order to maintain our listing on the NYSE American.

We cannot assure you our securities will meet the continued listing requirements to be listed on the NYSE American in the future. If the NYSE American delists our common shares from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•

a determination that our common shares is a “penny stock” which will require brokers trading in our common shares to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common shares;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain compliance with all applicable continued listing requirements for the NYSE American and the NYSE American determines to delist our common shares, the delisting could adversely affect the market liquidity of our common shares, our ability to obtain financing to repay debt and fund our operations.

If our common shares are delisted from the NYSE American and the price of our common shares declines below $5.00 per share, our common shares would come within the definition of “penny stock”.

Transactions in securities that are traded in the United States that are not traded on the NYSE American or on other securities exchanges by companies, with net tangible assets of $5,000,000 or less and a market price per share of less than $5.00, may be subject to the “penny stock” rules. The market price of our common shares is currently less than $5.00 per share. If our common shares are delisted from the NYSE American and the price of our common shares are below $5.00 per share and our net tangible assets fall below $5,000,000 or less, our common shares would come within the definition of “penny stock”.

Under these penny stock rules, broker-dealers that recommend such securities to persons other than institutional accredited investors:

•	must make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•

provide the purchaser with risk disclosure documents which identify risks associated with investing in “penny stocks” and describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•

obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

As a result of these requirements, if our common shares are at such time subject to the “penny stock” rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in these shares in the United States may be significantly limited. Accordingly, the market price of the shares may be depressed, and investors may find it more difficult to sell the shares.

Our common shares may be affected by limited trading volume and may fluctuate significantly.

Our common shares are traded on the NYSE American. Although an active trading market has developed for our common shares, there can be no assurance that an active trading market for our common shares will be sustained. Failure to maintain an active trading market for our common shares may adversely affect our shareholders’ ability to sell our common shares in short time periods, or at all. Our common shares have experienced, and may experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common shares.

Our substantial amount of indebtedness may adversely affect our cash flow and our ability to operate our business, remain in compliance with debt covenants and make payments on our indebtedness.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due with respect to our indebtedness. Our indebtedness could have other important consequences for you as a stockholder. For example, it could:

•

make it more difficult for us to satisfy our obligations with respect to our indebtedness and any failure to comply with the obligations of any of our debt instruments, including financial and other restrictive covenants, could result in an event of default under the senior secured credit facility and the senior subordinated note;

•	make us more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes.

Risks Related to the Pre-Funded Warrants

There is no public market for the pre-funded warrants.

There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on the NYSE American, any other national securities exchange or any other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of pre-funded warrants will have no rights as stockholders until they acquire our common shares.

Until holders of pre-funded warrants acquire common shares upon exercise of their pre-funded warrants, and acquire common shares, such holders will have no rights with respect to the common shares underlying such pre-funded warrants, including any voting rights. Upon exercise of the pre-funded warrants, holders will be entitled to exercise the rights of a holder of our common shares only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial owners of our common shares may not be permitted to exercise the pre-funded warrants that they hold.

A holder of the pre-funded warrants will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, at the election of the purchaser, 9.99%), (or, 61 days after a written notice from such holder, any other percentage not in excess of 19.99%) of the number of common shares immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. As a result, a holder of the pre-funded warrants may not be able to exercise its pre-funded warrants for our common shares at a time financially beneficial for it to do so. See “Description of Pre-Funded Warrants” for additional information.

We will not receive significant additional funds upon the exercise of the pre-funded warrants being offered.

In certain limited circumstances, each pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of common shares determined according to the formula set forth in the pre-funded warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the pre-funded warrant or if the pre-funded warrant altogether are not exercised at all. In addition, the pre-funded warrants have an exercise price of $0.001 per common share, and as a result we will not receive significant additional funds upon their exercise even if exercised for cash.

If we do not maintain a current and effective registration statement relating to the common shares issuable upon exercise of the pre-funded warrants, holders will only be able to exercise such pre-funded warrants on a “cashless basis.”

If we do not maintain a current and effective registration statement relating to the common shares issuable upon exercise of the pre-funded warrants at the time that holders wish to exercise such pre-funded warrants, they will only be able to exercise them on a “cashless basis” provided that an exemption from registration is available. As a result, the number of common shares that holders will receive upon exercise of the pre-funded warrants will be fewer than it would have been had such holder exercised his warrant for cash, and holders may be limited in their ability to immediately sell shares upon exercise subject to volume or other securities law limitations. Further, if an exemption from registration is not available, holders would not be able to exercise on a cashless basis and would only be able to exercise their pre-funded warrants for cash if a current and effective registration statement relating to the common shares issuable upon exercise of the pre-funded warrants is available.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $51.4 million (or approximately $59.2 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and other general corporate purposes.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our management retains broad discretion in the application of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

•	on an actual basis; and

•

on a pro forma as adjusted basis to give effect to the issuance and sale by us of shares of common shares and pre-funded warrants at a public offering price of $2.50 per share and $2.499 per pre-funded warrant, respectively (assuming full exercise of pre-funded warrants being offered in this offering) and the receipt of $51,401,700 in aggregate net proceeds after deducting underwriting discounts and commissions of $3,300,000 and estimated offering expenses of $280,000 payable by us, as set forth in this prospectus supplement.

You should read this table in conjunction with the information contained in this prospectus supplement and any accompanying prospectus and the information incorporated by reference from our Annual Report on Form 20-F for the period ended December 31, 2025, including the historical financial statements and related notes included in the report.

	As of December 31, 2025
(In thousands in US$, except share amounts)	Actual (Audited)	Pro Forma(1)
Cash and cash equivalents	$27,779,666	$79,181,366

Total long-term debt	$8,486,912	$8,486,912
Equity:
Common shares (unlimited common shares without par value authorized, 53,692,089 shares issued and outstanding, on an actual basis; and 57,392,089 shares issued and outstanding, with no stated value, on a pro forma basis)	328,544,223	337,192,132
Share-based payments reserve	95,624,841	95,624,841
Warrant reserve	5,758,671	48,512,462
Deficit	(198,098,071)	(198,098,071)
Accumulated other comprehensive loss	(73,991,935)	(73,991,935)

Total equity	157,837,729	209,239,429

Total capitalization	$166,324,641	$217,726,341

(1)

The number of common shares outstanding following the offering is based on 53,692,089 common shares outstanding as of December 31, 2025, assuming no exercise by the underwriters of their option to purchase additional common shares, and excludes:

•	75,000 common shares upon exercise of outstanding options, with an exercise price of $16.00 per share;

•	3,806,083 Deferred Share Units (“DSUs”), of which 2,921,917 are vested;

•	5,046,925 Restricted Share Units (“RSUs”), of which 3,664,750 are vested;

•	14,100,000 common shares issuable upon the exercise of warrants outstanding, with an average exercise price of $3.12 per share; and

•	4,550,000 common shares issuable upon the exercise of pre-funded warrants outstanding, with an exercise price of $0.001 per share.

DILUTION

Dilution is the amount by which the price paid by the purchasers of the common shares sold in this offering exceeds the net tangible book value per common share after the offering. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of common shares deemed to be outstanding at that date.

Our historical net tangible book value as of December 31, 2025 was $157.8 million, or $2.94 per common share.

After giving effect to the issuance and sale of 3,700,000 common shares and pre-funded warrants to purchase up to 18,300,000 common shares in this offering at the public offering price of $2.50 per share and $2.499 per pre-funded warrant, which equals the offering price per common share less the $0.001 per share exercise price of each such pre-funded warrant (and excluding common shares issued upon exercise of the pre-funded warrants, any proceeds which may be received upon exercise of the pre-funded warrants, or any resulting accounting associated with the exercise of pre-funded warrants), after deducting offering discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been $209.2 million, or $3.65 per share. This represents an immediate increase in as adjusted net tangible book value of $0.71 per share to our existing stockholders and immediate accretion of $1.15 per share to new investors participating in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share		$2.50
Historical net tangible book value per share as of December 31, 2025	$2.94
Increase per share attributable to new investors	$0.71

As adjusted net tangible book value per share after giving effect to this offering		$3.65

Accretion in adjusted net tangible book value per share to new investors		$1.15

To the extent that warrants are exercised, options are exercised, restricted share units or deferred share units vest, new options, restricted share units or deferred share units are issued under our equity incentive plans, or we issue additional common shares in the future, there will be further dilution to investors participating in this offering.

The foregoing tables and calculations are based on 53,692,089 common shares outstanding as of December 31, 2025. The number of common shares outstanding excludes:

•	75,000 common shares upon exercise of outstanding options, with an exercise price of $16.00 per share;

•	3,806,083 Deferred Share Units (“DSUs”), of which 2,921,917 are vested;

•	5,046,925 Restricted Share Units (“RSUs”), of which 3,664,750 are vested

•	14,100,000 common shares issuable upon the exercise of warrants outstanding, with an average exercise price of $3.12 per share; and

•	4,550,000 common shares issuable upon the exercise of pre-funded warrants outstanding, with an exercise price of $0.001 per share.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common shares for the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors, subject to applicable limitations under Ontario law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants.

Form

The pre-funded warrants will be issued as individual warrant agreements to the holder. The form of pre-funded warrant will be filed as an exhibit to a Current Report on Form 6-K that we will file with the SEC.

Term

The pre-funded warrants will not expire; and will remain in full force and effect until they are fully exercised.

Exercisability

The pre-funded warrants are exercisable at any time on or after their original issuance until they are fully exercised. The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and payment of the exercise price. The holder of a pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in common shares determined according to the formula set forth in the pre-funded warrant. No fractional common shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, the number of common shares to be issued will be rounded down to the next whole number and we will pay the holder an amount in cash equal to the fractional amount multiplied by the fair market value of the common shares.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the common shares underlying the pre-funded warrants under the Securities Act is not then effective, then the holder may only exercise the pre-funded warrants through a cashless exercise, in which the holder would receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the pre-funded warrants.

Exercise Limitations

We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause: the aggregate number of common shares beneficially owned by such holder (together with its attribution affiliates, as defined below) to exceed 4.99% (or, at the election of the purchaser, 9.99%) of the number of common shares outstanding immediately after giving effect to the exercise. However, any holder of a pre-funded warrant may increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior written notice from the holder to us. For purposes of the foregoing, “attribution affiliates” means, collectively, the following persons and entities with respect to any holder: (i) its direct or indirect affiliates, (ii) any investment vehicle, including, any funds, feeder funds, or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the holder’s investment manager or any of its affiliates or principals, (iii) any person acting or who could be deemed to be acting as a Section 13(d) “group” together with the holder or any attribution parties and (iv) any other persons whose beneficial ownership of our common shares would or could be aggregated with the holder and/or any other attribution parties for purposes of Section 13(d) or Section 16 of the Exchange Act.

Antidilution and Other Adjustments

The exercise price of the pre-funded warrants for common shares to be issued upon the exercise of the pre-funded warrants is $0.001 per share. The exercise price of the pre-funded warrants and the number of common shares issuable upon exercise of the pre-funded warrants is subject to adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our common shares, as well as upon any distribution of assets, including cash, stock or other property, to our shareholders. The exercise price of the pre-funded warrants will not be adjusted below the nominal value of the common shares then in effect.

Exchange Listing

There is no active trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the NYSE American or any other national securities exchange or nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common shares and after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power of the outstanding common shares), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants. We may not effect any fundamental transaction in which we are not the surviving entity or in which the consideration includes securities of another person unless either (i) the consideration is solely cash and we provide for simultaneous cashless exercise of the pre-funded warrants, or (ii) prior to or simultaneously with the consummation of such transaction, any successor, surviving entity or other person assumes the obligation to deliver such alternate consideration and assumes the other obligations under the pre-funded warrants.

No Rights as a Shareholder

Except by virtue of such holder’s ownership of our common shares, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until such holder exercises the pre-funded warrant. In the event of certain distributions, including cash dividends, if any, to all holders of our common shares for no consideration, the holder of a pre-funded warrant shall be entitled to participate in such distributions to the same extent as if such holder held the number of shares of our common shares acquirable upon complete exercise of its pre-funded warrant (without regard to any limitations on exercise). Upon exercise of the pre-funded warrants, holders will be entitled to exercise the rights of holders of our common shares only as to matters for which the record date occurs after the exercise date.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from the acquisition, ownership and disposition of the common shares or pre-funded warrants purchased pursuant to the Offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the acquisition, ownership and disposition of the common shares or pre-funded warrants. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. In addition, this summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. federal net investment income, U.S. state and local, or non-U.S. tax consequences of the acquisition, ownership and disposition of the common shares or pre-funded warrants. Except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding all U.S. federal, U.S. state and local and non-U.S. tax consequences of the acquisition, ownership and disposition of common shares or pre-funded warrants.

No opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of the common shares or pre-funded warrants pursuant to the Offering. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, any position taken in this summary. In addition, because the authorities upon which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of the common shares or pre-funded warrants purchased pursuant to the Offering that is for U.S. federal income tax purposes

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the acquisition, ownership and disposition of the common shares or pre-funded warrants by U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following: (a) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) broker-dealers, dealers, or traders in securities or currencies that elect to apply a “mark-to-market” accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own the common shares or pre-funded warrants as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) U.S. Holders that acquire the common shares or pre-funded warrants in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold the common shares or pre-funded warrants other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) U.S. Holders that are subject to special tax accounting rules; (i) U.S. Holders that are partnerships or other pass through entities; or (j) U.S. Holders that own directly, indirectly, or by attribution, 10% or more, by voting power or value, of the outstanding stock of the Company. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold the common shares or pre-funded warrants in connection with carrying on a business in Canada; (d) persons whose the common shares or pre-funded warrants constitute “taxable Canadian property” under the Income Tax Act (Canada); or (e) persons that have a permanent establishment in Canada for purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding all U.S. federal, U.S. state and local, and non-U.S. tax consequences (including the potential application and operation of any income tax treaties) relating to the acquisition, ownership and disposition of the common shares or pre-funded warrants.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds the common shares or pre-funded warrants, the U.S. federal income tax consequences to such partnership and the partners (or other owners or participants) of such entity or arrangement of the acquisition, ownership and disposition of the common shares or pre-funded warrants generally will depend on the activities of the entity or arrangement and the status of such partners (or other owners or participants). This summary does not address the U.S. federal income tax consequences for any such partner or partnership (or other “pass-through” entity or its owners or participants). Owners or participants of entities and arrangements that are classified as partnerships (or other “pass-through” entities) for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of the common shares or pre-funded warrants.

Treatment of Pre-Funded Warrants

Although not entirely free from doubt, each pre-funded warrant generally is expected to be treated as one common share for U.S. federal income tax purposes, and a U.S. Holder of pre-funded warrants generally is expected to be taxed in the same manner as a U.S. Holder of common shares, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant, and the holding period of a Pre-Funded warrant should carry over to the common share received. Similarly, the tax basis of a pre-funded warrant should carry over to the common shares received upon exercise, increased by the exercise price of Cdn$0.00001 per common share. However, such characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire common shares. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in pre-funded warrants could change.

Each U.S. Holder should consult their tax advisors regarding the risks associated with an investment in pre-funded warrants pursuant to this offering (including potential alternative characterizations). The remainder of this discussion generally assumes that the pre-funded warrants will be treated as identical to common shares and references to common shares in the remainder of this discussion also refer to pre-funded warrants unless stated otherwise.

Certain Adjustments to the Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of common shares that will be issued on the exercise of the pre-funded warrants, or an adjustment to the exercise price of the pre-funded warrants, may be treated as a constructive distribution to a U.S. Holder of the pre-funded warrants if, and to the extent that, such adjustment has the effect of increasing your proportionate interest in our earnings and profits or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). Any such adjustment that is treated as a constructive distribution would be treated as a dividend to the extent described below under “Distribution on the Common Shares.” U.S. Holders should consult their tax advisor regarding the proper tax treatment of any such adjustment.

Lapse of Pre-Funded Warrants

If a U.S. Holder allows a pre-funded warrant to expire unexercised, such U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the pre-funded warrant. Any such loss generally will be a long-term capital loss if the pre-funded warrant is held for more than one year. The deductibility of capital losses is subject to certain limitations.

Distributions on the Common Shares

Subject to the Passive Foreign Investment Company (“PFIC”) rules discussed below (see “Passive Foreign Investment Company Rules” below), a U.S. Holder that receives a distribution, including a constructive distribution, with respect to the common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares (see “Sale or Other Taxable Disposition of the Common Shares” below). However, the Company may not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the common shares will constitute a dividend. Dividends received on the common shares generally will not be eligible for the “dividends received deduction” available to U.S. corporate shareholders receiving dividends from U.S. corporations. If the Company is eligible for the benefits of the Canada-U.S. Tax Convention or its shares are readily tradable on an established securities market in the U.S., dividends paid by the Company to non-corporate U.S. Holders generally will be eligible for the preferential tax rates applicable to long-term capital gains, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of the Common Shares

Subject to the PFIC rules discussed below, upon the sale or other taxable disposition of the common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the common shares sold or otherwise disposed of. Any capital gain or loss realized on a sale or other taxable disposition of the common shares will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the common shares have been held for more than one year. Preferential tax rates apply to long- term capital gains of non-corporate U.S. Holders. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. A U.S. Holder’s tax basis in the common shares generally will be such U.S. Holder’s U.S. dollar cost for such common shares.

Passive Foreign Investment Company Rules

If the Company were to constitute a PFIC for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares. Based on our gross income, the average value of our assets, including goodwill and the nature of our active business, we believe we were not a PFIC for U.S. federal income tax purposes for the taxable year ending December 31, 2025. There can be no assurance that we will not be considered a PFIC for our current taxable year ending December 31, 2026 or for any future taxable year. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been and will not become a PFIC for any tax year during which U.S. Holders hold common shares.

In any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC if, after the application of certain “look-through” rules with respect to subsidiaries in which the Company holds at least a 25% interest by value, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the “income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

If the Company were a PFIC in any tax year during which a U.S. Holder held common shares, such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on the common shares and with respect to gain from the disposition of common shares. An “excess distribution” generally is defined as the excess of distributions with respect to the common shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the common shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the common shares ratably over its holding period for the common shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge generally applicable to underpayments of tax would be imposed on the tax attributable to each such prior year.

If the Company were a PFIC for the taxable year in which a dividend is paid or in the preceding taxable year, the dividend would not be eligible for the preferential tax rates applicable to qualified dividends. Special rules also apply to foreign tax credits that a U.S. Holder may claim on a distribution from a PFIC.

If the Company is a PFIC for any taxable year during which a U.S. Holder holds the common shares, the Company will continue to be treated as a PFIC with respect to such U.S. Holder for any subsequent taxable year in which such U.S. Holder continues to hold the common shares, regardless of whether the Company ceases to meet either the income test or asset test described above in one or more subsequent taxable years. A U.S. Holder may terminate this continued PFIC status in a year in which the Company does not meet either the income test or the asset test by making a purging election which will result in current taxation under the PFIC rules. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of common shares.

While there are U.S. federal income tax elections that can sometimes be made to mitigate the adverse tax consequences of PFIC status (including the “QEF Election” under Section 1295 of the Code (an election to include in income on a current basis a U.S. Holder’s pro rata share of our income for the year, whether or not distributed) and the “Mark-to-Market Election” under Section 1296 of the Code (an election by a U.S. Holder to include as ordinary income each year the excess, if any, of the fair market value of its common shares at the end of its tax year over the adjusted basis in its Common Shares)), such elections are available in limited circumstances and must be made in a timely manner.

Moreover, U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements or make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any non-U.S. subsidiary that is also classified as a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the acquisition, ownership or disposition of the Common Shares may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all creditable foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances; in some circumstances the amount of foreign tax credit that can be claimed may be limited. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of the Common Shares, or on the sale or other taxable disposition of the Common Shares, will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the payment, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a non-U.S. corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of “specified foreign financial assets” includes not only financial accounts maintained in non-U.S. financial institutions, but also, if held for investment and not in an account maintained by certain financial institutions, any stock or security issued by a non-U.S. person, any financial instrument or contract that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. A U.S. Holder may be subject to these reporting requirements unless such U.S. Holder’s Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns on IRS Form 8938, and, if applicable, filing obligations relating to the PFIC rules, including possible reporting on IRS Form 8621. Distributions on the Common Shares, and proceeds arising from the sale or other taxable disposition of the Common Shares, generally will be subject to information reporting.

In the case of any payments made by a U.S. middleman or other U.S. payor of distributions on the Common Shares or proceeds arising from the sale or other taxable disposition of the Common Shares backup withholding, currently at a rate of 24%, may apply to such payments if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding. Certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. The information reporting and backup withholding rules may apply even if, under the Canada-U.S. Tax Convention, payments are exempt from the dividend withholding tax or otherwise eligible for a reduced withholding rate.

The discussion of reporting requirements set forth above is not intended to constitute an exhaustive description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL U.S. TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE OWNERSHIP AND DISPOSITION OF SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated May 1, 2026, between us and Canaccord Genuity LLC as representative to the several underwriters named in Schedule A thereto, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the number of securities set forth opposite its name below.

Underwriter	Number of Shares	Number of Pre-Funded Warrants
Canaccord Genuity LLC	1,665,000	8,235,000
Roth Capital Partners, LLC	1,110,000	5,490,000
ArcStone Kingswood, a division of Kingswood Capital Partners	555,000	2,745,000
H.C. Wainwright & Co., LLC	259,000	1,281,000
Titan Partners Group LLC, a division of American Capital Partners, LLC	111,000	549,000

Total	3,700,000	18,300,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed to purchase all of the securities sold under the underwriting agreement if any of these securities are purchased.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Our common shares are listed on the NYSE under the symbol “GRO.” There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

Discounts. The following table shows the offering price, underwriting discounts and proceeds, before expenses, to us from the sale of securities.

	Per Share	Per Pre-Funded Warrant	Total
			Without Option	With Option
Initial Offering Price	$2.50	$2.499	$54,981,700	$63,231,700
Underwriting discounts and commissions	$0.15	$0.150	$3,300,000	$3,795,000
Proceeds, before expenses, to us	$2.35	$2.349	$51,681,700	$59,436,700

We estimate that the total expenses of the offering payable by it, excluding underwriting discounts and commissions, will be approximately $280,000. We have agreed to reimburse the underwriters for expenses, including the fees and expenses of counsel for the underwriters, in an amount not to exceed $150,000.

The underwriters propose to offer the securities offering price set forth on the cover of this prospectus supplement. If all of the securities are not sold at the offering price, the underwriters may change the offering price and other selling terms.

Discretionary Accounts. The underwriters do not intend to confirm sales of the securities to any accounts over which it has discretionary authority.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of the common shares, which involves the sale by the underwriters of a greater number of common shares than is required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, the underwriters may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids.

These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, it may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over the counter market or otherwise.

Passive Market Making. In connection with this offering, underwriters may engage in passive market making transactions in our common shares on the NYSE in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

No Sales of Similar Securities. We have agreed, subject to specified exceptions, not to directly or indirectly, (i) sell, offer to sell, contract to sell or lend any common shares or any options or warrants or other rights to acquire common shares or any securities exchangeable or exercisable for or convertible into common shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, common shares) (the “Related Securities”); (ii) effect any short sale, establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act), or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any common shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any common shares or Related Securities; (iv) in any other way transfer or dispose of any common shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any common shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any common shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any common shares or Related Securities (other than as contemplated by the underwriting agreement with respect to the common shares and pre-funded warrants); or (viii) publicly announce the intention to do any of the foregoing, without the prior written consent of Canaccord Genuity LLC, for a period of 90 days after the date of the underwriting agreement (the “Lock-Up Period”).

These lock-up provisions are subject to certain exceptions, including: that we may (A) effect the transactions contemplated by the underwriting agreement, including the delivery of the pre-funded warrant shares upon exercise of the pre-funded warrants, (B) issue common shares, Related Securities or options to purchase common shares, or issue common shares upon exercise of options or other Related Securities, pursuant to any stock option, stock bonus or other stock or incentive compensation plan or arrangement, but, to the extent such issuance is to our directors or executive officers, or would result in such holder of common shares or options holding 5% or more of the outstanding common shares following such issuance, only if such holder of such common shares or options agrees in writing with the underwriters not to sell, offer, dispose of or otherwise transfer any such common shares or options during the Lock-up Period without the prior written consent of the Representative (which consent may be withheld in its sole discretion), (C) issue common shares upon exercise of warrants outstanding, and pursuant to the terms thereof in effect, on the date of this Agreement, and (D) file any registration statement on Form S-8 (or a successor form thereto) relating to common shares or Related Securities granted pursuant to or reserved for issuance under any stock option, stock bonus or other stock or incentive compensation plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

Lock-Up Agreements. Pursuant to certain “lock-up” agreements, our executive officers and directors have agreed, subject to certain exceptions, not to directly or indirectly (i) sell, offer to sell, contract to sell or lend, effect any short sale of, establish or increase a “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) with respect to, pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any common shares or any securities convertible into or exchangeable or exercisable for common shares, in each case whether now owned or hereafter acquired by the lock-up party or with respect to which the lock-up party has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), (ii) make any demand for, or exercise any right with respect to, the registration of any of the Lock-Up Securities or the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act, (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common shares or other securities, in cash, or otherwise, or (iv) publicly announce an intention to do any of the foregoing, without the prior written consent of Canaccord Genuity LLC, for a period of 90 days from the date of the underwriting agreement.

These lock-up provisions are subject to certain exceptions, including the transfer of securities: (i) as a bona fide gift or gifts (including, but not limited to, charitable gifts), or for bona fide estate planning purposes; (ii) to any immediate family member(s) of the lock-up party; (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member(s) of the lock-up party ; (iv) to any partnership, limited liability company or other entity of which the lock-up party or any immediate family member(s) of the lock-up party are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (v) to any investment fund or other entity controlling, managing, or controlled or managed by, the lock-up party or any affiliate (as defined in Rule 405 under the Securities Act) of the lock-up party; (vi) if the lock-up party is a corporation, partnership, limited liability company, trust, or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 under the Securities Act) of the lock-up party (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to shareholders, limited partners, or limited liability company members of the lock-up party, or holders of similar equity interests in the lock-up party; (vii) if the lock-up party is a trust, to a trustor, a beneficiary, or the estate of a beneficiary of such trust; (viii) by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, divorce decree or separation agreement; or (ix) by will or intestate succession to the legal representative, heir, beneficiary, or immediate family of the lock-up party upon the death of the lock-up party; provided that (1) in the case of clauses (i) through (ix), prior to any such transfer, Canaccord Genuity LLC receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee or transferee, as the case may be, (2) in the case of clauses (i) through (ix), other than clause (viii), any such transfer shall not involve a disposition for value, (3) any such transfer (other than a transfer pursuant to clause (viii) or clause (ix) above) is not required to be reported with the SEC under the Exchange Act (other than through a filing on a Form 5 made after the expiration of the Lock-Up Period), and (4) the lock-up party does not otherwise voluntarily effect any public filing or report regarding such transfers.

Canaccord Genuity LLC, in its sole discretion, may release our common shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release our common shares and other securities from lock-up agreements, Canaccord Genuity LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of common shares for which the release is being requested and market conditions at the time of the request.

Notice to Prospective Investors in the European Economic Area. In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the representative for any such offer; or

•

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriters and their affiliates and us that:

•	it is a qualified investor within the meaning of the Prospectus Regulation; and

•

in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the book-running manager has been given to the offer or resale; or (ii) where the securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire securities in the offering. This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom. In relation to the United Kingdom, no securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in accordance with the transition provisions in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that it may make an offer to the public in the United Kingdom of any securities at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation

•

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

•	any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of the securities shall require us or the underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Bermuda. Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Australia. This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia, you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with us under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong. No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap. 32) or the Securities and Futures Ordinance (Cap. 571) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan. The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from S-30 the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore. This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase, of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification - In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA) and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Notice to Prospective Investors in Israel. This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of our securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in France. Neither this prospectus supplement nor any other offering material relating to the securities described in this prospectus supplement has been submitted to the clearance procedures of the Autoritédes Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the securities has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the securities to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The securities may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

General Non-U.S. Legend. This prospectus supplement is for use solely in connection with the proposed offering in certain jurisdictions. This prospectus supplement is not to be distributed in any other jurisdiction and is not to be used in connection with any offer of, or any invitation or solicitation by or on our behalf to subscribe for or purchase, securities in any other jurisdiction. This prospectus supplement is personal to each offeree and does not constitute an offer to any person or to the public generally to subscribe for or otherwise acquire the securities. Distribution of this prospectus supplement to any person other than the prospective investor and any person retained to advise such prospective investor with respect to its purchase is unauthorized.

Delivery of this prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein.

The distribution of this prospectus supplement in certain jurisdictions may be restricted by law. You must inform yourself about, and observe, any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the securities or possess or distribute this prospectus supplement and must obtain any consent, approval or permission required for your purchase, offer or sale of the securities under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales. We and the underwriters are not making an offer of, or invitation to purchase, any of the securities to any person in any jurisdiction in which such offer or solicitation would be unlawful.

This prospectus supplement has not been submitted to the review or registration procedures of any regulatory authority outside the United States. The offering of the securities pursuant to this prospectus supplement has not been approved or recommended by any governmental securities regulator.

Notice to Prospective Investors in Brazil

The offer and sale of the securities have not been and will not be registered with the Brazilian Securities Commission, or Comissão de Valores Mobiliários, or CVM, and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No. 160, dated 13 July 2022, as amended, or CVM Resolution 160, or unauthorized distribution under Brazilian laws and regulations. The securities may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the securities through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

Electronic Offer, Sale and Distribution of Securities. A prospectus supplement in electronic format may be made available on the website maintained by the underwriters and the underwriters may distribute prospectus supplements electronically. The underwriters may agree to allocate a number of common shares and pre-funded warrants for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on this website is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Other Relationships. The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may have provided in the past, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which it has received, or may in the future receive, customary fees. Canaccord Genuity LLC is one of the sales agents under our Equity Distribution Agreement, pursuant to which we may offer and sell, from time to time, our common shares by any method that is deemed to be an “at the market offering” under Rule 415(a)(4) under the Securities Act.

In the ordinary course of its various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their respective customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common shares offered hereby. Any such short positions could adversely affect future trading prices of the common shares offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of our common shares offered under this prospectus supplement will be passed upon for us by Wildeboer Dellelce LLP, Toronto, Ontario. The validity of the prefunded warrants offered under this prospectus supplement will be passed upon for us by Anthony Linder & Cacomanolis, PLLC, West Palm Beach, Florida. The underwriters are being represented in connection with this offering by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS

MNP LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of, and for the years ended, December 31, 2025, 2024 and 2023, as set forth in their reports thereon. Such consolidated financial statements have been incorporated by reference herein in reliance on the reports of such firm given on their authority as experts in accounting and auditing. MNP LLP is independent with respect to us in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board on auditor independence. The principal business address of MNP LLP is 50 Burnhamthorpe Road W, Suite 900, Mississauga, Ontario, Canada, L5B 3C2.

Certain portions of the description of the Autazes Project and the Autazes Property were summarized or extracted from the Technical Report, which was prepared by ERCOSPLAN Ingenieurgesellschaft Geotechnik und Bergbau mbH (which we refer to as “ERCOSPLAN”) in accordance with the SEC Mining Modernization Rules. The economic analysis for the Autazes Project in the Technical Report was completed by L&M Assessoria Empresarial (which we refer to as “L&M”), based on information provided by ERCOSPLAN (who was responsible for preparing the production schedule, and the estimated capital and operating costs for the mine, processing plant, infrastructure and port). Portions of the Technical Report have been extracted, summarized and disclosed in this prospectus supplement with the consent of ERCOSPLAN and L&M.

As at the date hereof, none of the above-named experts have received, or is to receive, in connection with the offering, an interest, direct or indirect, in our Company.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into the prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be a part of the prospectus supplement, and information that we file later with the SEC will automatically update and supersede information contained in the prospectus supplement. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of the Prospectus Supplement to the extent that a statement contained in the prospectus supplement modifies or replaces that statement. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information furnished and not filed in accordance with the SEC rules).

•

our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on March  23, 2026, as amended by Form 20-F/A (Amendment No. 1) for the fiscal year ended December 31, 2025 filed with the SEC on April 7, 2026; and

•	the description of our common shares which is included in our Form 8-A12B filed with the SEC on November 26, 2024, including any amendment or report filed for the purpose of updating that description.

In addition, we may incorporate by reference into this prospectus supplement our reports on Form 6-K filed after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that is being incorporated by reference in this prospectus supplement.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities covered by the prospectus supplement, including, but excluding any information furnished to, rather than filed with the SEC, will also be incorporated by reference into the prospectus supplement and will be deemed to be part of the prospectus supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any information furnished and not filed in accordance with the SEC rules.

You should rely only on the information incorporated by reference or provided in the prospectus supplement. We have not authorized anyone else to provide you with different information. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all our SEC filings that we incorporate by reference to determine if any of the statements in the prospectus supplement, any applicable prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

You may request a free copy of any of the documents incorporated by reference in the prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Brazil Potash Corp.

198 Davenport Road

Toronto, Ontario, Canada, M5R 1J2

+1 (416) 309-2963

PROSPECTUS

$250,000,000

BRAZIL POTASH CORP.

Common Shares, Preferred Shares, Subscription Receipts, Warrants, Rights, Debt Securities,

Stock Purchase Contracts, Stock Purchase Units, Depositary Shares and Units

We may offer and sell, from time to time in one or more offerings of the following securities:

•	common shares, no par value per share;

•	preferred shares, no par value per share;

•	subscription receipts;

•	warrants to purchase our common shares, preferred shares, debt securities and/or other securities;

•	rights to purchase our common shares, preferred shares, warrants, debt securities and/or depositary shares;

•	debt securities consisting of senior notes, subordinated notes or debentures;

•	stock purchase contracts;

•	stock purchase units;

•	depositary shares;

•	units consisting of a combination of the foregoing securities, except subscription receipts; or

•	any combination of these securities.

We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the information contained in any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

Our common shares, no par value per share, are listed on the NYSE American LLC (“NYSE American”) stock exchange under the symbol “GRO.” On April 7, 2026, the last reported sales price of our common shares was $3.49 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

As of April 8, 2026, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $111,563,743 based on 54,244,915 common shares outstanding, of which 33,203,495 shares are held by non-affiliates, and a per share price of $3.36 based on the price at which our common shares were last sold on the NYSE American on April 8, 2026. Therefore, as of April 8, 2026, the aggregate market value of our common equity held by non-affiliates was more than $75,000,000, as calculated in accordance with General Instruction I.B.1 of Form F-3.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together will all of the other information appearing in or which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is April 16, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $250,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC or directly from us as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.” In this prospectus, unless otherwise indicated, “Brazil Potash,” “GRO,” “the Company,” “our Company,” “we,” “us,” or “our” refer to Brazil Potash Corp., a corporation incorporated and existing under the laws of the Province of Ontario, Canada, and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive, and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent Annual Report on Form 20-F and, from time to time in our other filings with the SEC. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to:

•	our ability to achieve profitability in the future;

•	our ability to obtain the necessary permits and licenses for the Autazes Project, and the timing and possible outcome of pending regulatory and permitting matters;

•	proposed expenditures for exploration work, and general and administrative expenses;

•	the development and construction of the Autazes Project;

•	maintaining rights of access to, including successfully acquiring, leasing, purchasing and/or obtaining rights to occupy, the land for the development and operation of the Autazes Project;

•	our capital requirements and need for additional financing, and our ability to raise additional capital;

•	the estimated results of planned development, mining and production activities;

•	the estimated results of our GHG Emissions Analysis;

•	the supply and demand of potash;

•	general economic and financial conditions;

•	governmental regulation of mining operations and related matters;

•	our prospects, strategies, and business objectives and milestones;

•	industry trends; and

•	our use of available funds, including any funds received upon exercise of the Warrants.

The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and services and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our products and services, as well as any evolution of or shift in our business plans, or to execute any future strategic options, are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate, and therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our Company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors,” and the documents incorporated by reference into this prospectus before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common shares;

•	preferred shares;

•	subscription receipts;

•	warrants to purchase any of the securities listed above;

•	rights to purchase any of the securities listed above;

•	debt securities, in one or more series;

•	stock purchase contracts;

•	stock purchase units;

•	depositary shares; and/or

•	units consisting of one or more of the foregoing securities, except subscription receipts,

in one or more offerings up to a total dollar amount of $250,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

THE COMPANY

Business Overview

We are a mineral exploration and development company with a potash mining project, the Autazes Project, located in the state of Amazonas, Brazil. Our technical operations are based in Autazes, Amazonas, Brazil and Belo Horizonte, Minas Gerais, Brazil, and our corporate office is in Toronto, Ontario, Canada. We are in the pre-revenue development stage and have not yet commenced any mining operations. Our plan of operations for the next few years includes securing all required environmental licenses for the Autazes Project, and, subject to securing sufficient funds, commencing all phases of the construction of the Autazes Project.

Once our operations commence, our operating activities will be focused on the extraction and processing of potash ore from the underground mine of the Autazes Project and selling and distributing the processed potash in Brazil.

The Mineral Resources on the property on which the Autazes Project is situated (which we refer to as the “Autazes Property”) are in an area encompassing approximately 98 square miles located in the Amazon potash basin near the city of Autazes in the eastern portion of the state of Amazonas, Brazil, within the Central Amazon Basin, between the Amazon River and the Madeira River, approximately 75 miles southeast of the city of Manaus, northern Brazil. We hold all of the mineral rights for the Autazes Project through our wholly-owned local subsidiary in Brazil, Potássio do Brasil Ltda., and such mineral rights are registered with Brazil’s national mining regulatory authority, Agência Nacional de Mineração (which we refer to as the “Brazilian National Mining Agency”), which is a specialized agency of the Brazilian Ministry of Mines and Energy. Under our current development plan for the Autazes Project, we intend to own, lease, have rights of access to or have rights to occupy, through Potássio do Brasil Ltda., 39 rural properties on which the facilities and infrastructure for the Autazes Project will be located. We currently have rights of access to 26 rural properties consisting of a total area of approximately 5.65 square miles, which include the land on which our proposed mine shafts, processing plant, and port for the Autazes Project will be constructed.

Although we believe that, through administrative land regularization proceedings, with Brazilian governmental agencies (such as the Brazilian National Institute of Rural Settlement and Agrarian Reform, the Brazilian Ministry of Industry and Trade, and other agencies), we will be able to, and intend to, acquire ownership of these 26 properties, there is no guarantee that the relevant authorities will do so on a timely basis or at all, as our acquisition of properties in Brazil will depend on us following the applicable legal procedures and meeting the required legal standards, which will be assessed by the relevant authorities within an uncertain timeline. Additionally, in March, April and May 2024, we entered into agreements to lease, for a term of six years, the remaining 13 rural properties consisting of a total area of approximately 3.95 square miles, which primarily will be used for the sites of our dry stacked tailings piles. Each of these lease agreements also provides us with a right of first refusal to purchase the applicable leased property in the event of a sale of such property, and in connection with any such sale, we will be able to apply the aggregate amount paid under such lease agreement as a reduction in the sale price.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We are an “emerging growth company”, as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise generally applicable to reporting companies that make filings with the SEC. For so long as we remain an emerging growth company, we will not be required to, among other things:

•

present more than three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure in a registration statement of which a prospectus forms a part;

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report to provide additional information about the audit and our financial statements (i.e., an auditor discussion and analysis);

•	disclose certain executive compensation related items; and

•	seek shareholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements, to the extent applicable to us as a foreign private issuer.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. Given that we currently report, and expect to continue to report, under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period, and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such accounting standards is required by the IASB.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year during which we have total annual gross revenue of at least $1.235 billion, (iii) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), which means the market value of our Common Shares that are held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared in accordance with U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We intend to take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our outstanding voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States.

Corporate Information

Our legal and commercial name is Brazil Potash Corp. We were incorporated on October 10, 2006 under the laws of the Province of Ontario, Canada, and are headquartered in Toronto, Ontario, Canada. We were formed to engage in the exploration and mining of potash in Brazil.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168. Our principal executive offices are located at 198 Davenport Road, Toronto, Ontario, Canada, M5R 1J2, and our main telephone number is +1(416) 309-2963. Our internet website is www.brazilpotash.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus or our registration statement of which this prospectus forms a part. You should not consider any information on our website to be a part of this prospectus or our registration statement of which this prospectus forms a part, or use any such information in your decision on whether to purchase our securities.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 20-F filed with the SEC, as revised or supplemented by our Reports on Form 6-K filed with the SEC since the filing of our most recent Annual Report on Form 20-F, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Except as otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, the repayment, refinancing, redemption or repurchase of existing indebtedness, working capital or capital expenditures, acquisitions and other investments. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	common shares;

•	preferred shares;

•	subscription receipts;

•	warrants to purchase our common shares, preferred shares, debt securities and/or other securities;

•	rights to purchase our common shares, preferred shares, warrants, debt securities and/or depositary shares;

•	debt securities consisting of senior notes, subordinated notes or debentures;

•	stock purchase contracts;

•	stock purchase units;

•	depositary shares; or

•	units consisting of a combination of the foregoing securities, except subscription receipts.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of common shares, together with the additional information we include in any applicable prospectus supplement, summarize the material terms and provisions of the common shares that we may offer under this prospectus but are not intended to be complete. For the full terms of our common shares, please refer to our Articles of Incorporation, as amended from time to time, and our Bylaws, as amended from time to time. The Business Corporations Act (Ontario) (the “OBCA”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common shares or preferred shares that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common shares or preferred shares we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

General

Our Articles of Incorporation, as amended, authorizes the issuance of an unlimited number of common shares, no par value per share.

As of the date of this prospectus, we have 54,244,915 common shares outstanding. Our common shares are held of record by approximately 5,826 shareholders.

Common Shares

General

We are authorized to issue one class of stock, being an unlimited number of our common shares, with no par value per share. Our common shares do not have any special rights or restrictions. All of our outstanding common shares are duly authorized, validly issued, fully paid and non-assessable.

General Meetings of Shareholders

We are incorporated under the laws of the Province of Ontario, Canada, and are governed by the OBCA. Under the OBCA, (i) a general meeting of shareholders shall be held at such place in or outside Ontario as determined by our board of directors, or, in the absence of such a determination, at our registered office; (ii) our board of directors must call an annual meeting of shareholders no later than 15 months after the last preceding annual meeting; (iii) for the purpose of determining shareholders entitled to receive notice of or vote at meetings of shareholders, our board of directors may fix in advance a date as the record date for that determination, provided that if we are an “offering corporation” under the rules of the OBCA, such date shall not precede by more than 50 days or by less than 21 days the date on which the meeting is to be held; (iv) notice of the time and place of a meeting of shareholders shall be sent to each shareholder entitled to vote at the meeting, our directors and our auditor; (v) the holders of not less than five percent (5%) of our issued and outstanding common shares entitled to vote at a meeting may requisition our board of directors to call a meeting of shareholders for the purposes stated in the requisition; and (vi) upon the application of a director or shareholder entitled to vote at the meeting, the Ontario Superior Court of Justice may order a meeting to be called, held and conducted in a manner that the Court directs.

Our Bylaws provide that a quorum for purposes of a shareholder meeting is met when the holders of not less than 10% of the shares entitled to vote at a meeting of shareholders are present in person or represented by proxy.

Voting Rights

The holders of our common shares are entitled to attend and vote at all meetings of our shareholders (except any meetings at which only holders of a specified class of shares are entitled to vote), and at each meeting are entitled to one vote for each share held on all matters to be voted on by our shareholders. There is no cumulative voting.

Dividends

The holders of our common shares are entitled to dividends when and as declared by our board of directors from funds legally available therefor if, as and when determined by our board of directors in its sole discretion, subject to provisions of law, and any provisions of our articles of incorporation, as amended (including the rights, privileges, restrictions and conditions attached to any other class of shares of our Company).

Pre-emptive Rights; Conversion; Redemption; Sinking Fund

There are no pre-emptive, conversion or redemption privileges, nor sinking fund provisions with respect to our common shares.

Liquidation

Subject to the rights, privileges, restrictions and conditions attached to any other class of shares of our Company, in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common shares will be entitled to share pro ratably in the net assets legally available for distribution to shareholders after the payment of or provision for all of our debts and other liabilities.

Procedures to Change the Rights of Shareholders

The rights, privileges, restrictions and conditions with respect to our common shares are contained in our Articles of Incorporation, and such rights, privileges, restrictions and conditions may be changed by amending our Articles of Incorporation. In order to amend our Articles of Incorporation, the OBCA requires approval by not less than two-thirds of the votes cast by our shareholders entitled to vote thereon. Additionally, if we make particular types of amendments to our Articles of Incorporation, a holder of our common shares may dissent to such amendments and, if such shareholder so elects and complies with all applicable requirements set out in the OBCA, we will have to pay such shareholder the fair value of the common shares held by such shareholder. The types of amendments to our Articles of Incorporation that would be subject to dissent rights include (but are not limited to): (i) adding, removing or changing restrictions on the issue, transfer or ownership of our common shares, and (ii) adding, removing or changing any restrictions upon the business that we may carry on or upon the powers that we may exercise.

Preferred Shares

An amendment to our Articles of Incorporation would also be necessary to add a preferred class. Under the OBCA, the directors may submit a proposed amendment to the Articles of Incorporation to the shareholders, and the shareholders may approve the amendment by special resolution. Our Bylaws provide that a special resolution may be approved by at least two-thirds of the votes cast at a meeting of shareholders or by written resolution signed by all shareholders entitled to vote. Upon the filing and effectiveness of the Articles of Amendment under the OBCA, the directors may issue the authorized preferred shares, subject to the OBCA, the amended Articles, and any unanimous shareholder agreement.

Limitations on Liability and Indemnification of Directors and Officers

In accordance with the OBCA and pursuant to our Bylaws, subject to certain conditions, we will, to the maximum extent permitted by law, indemnify our directors, officers, former directors and former officers, and any another individuals who act or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by such individual in respect of any civil, criminal, administrative, investigative or other proceeding in which such individual is involved because of that association with our Company or other entity. Additionally, we may advance monies to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding, provided that such individual shall repay such monies if such individual does not fulfill the conditions described below. Indemnification is prohibited unless such individual:

•	acted honestly and in good faith with a view to our best interests;

•	in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, had reasonable grounds to believe the conduct was lawful; and

•	was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and fulfils the conditions listed above.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us pursuant to the foregoing or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Forum Selection

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Superior Court of Justice of the Province of Ontario, Canada and the appellate courts therefrom (or, failing such court, any other “court” (as defined in the OBCA) having jurisdiction and the appellate courts therefrom) will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of our Company; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of our Company to our Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the OBCA or our articles of incorporation or bylaws; or (iv) any action or proceeding asserting a claim otherwise related to the “affairs” (as defined in the OBCA) of our Company. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in our common shares will be deemed to have consented to these forum selection provisions in our Bylaws; however, investors and shareholders cannot waive our compliance with U.S. federal securities laws and the rules and regulations thereunder.

There is uncertainty as to whether a court will enforce the forum selection provisions in our Bylaws with respect to all claims within the scope of the subject matter of the preceding paragraph. We interpret the forum selection clauses in our Bylaws to be limited to the specified actions and proceedings and to not apply to any claims or actions arising under the Securities Act or the Exchange Act. Notwithstanding any interpretation of the forum selection provisions in our bylaws to the contrary, Section 22 of the Securities Act provides for concurrent jurisdiction for U.S. federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Additionally, Section 27 of the Exchange Act provides that the U.S. federal courts will have exclusive jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. The enforceability of similar forum selection provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. If a court were to find the forum selection provisions in our bylaws to be inapplicable or unenforceable in any claim, action or proceeding, we may incur additional costs associated with resolving such dispute in other judicial forums or jurisdictions.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is TSX Trust Company, located at 100 Adelaide Street West, Suite 301, Toronto, Ontario, Canada, M5H 4H1, and the U.S. co-transfer agent for our common shares is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, New York 10004.

Investment Canada Act

The Investment Canada Act (which we refer to as the “ICA”) requires any non-Canadian person (as defined in the ICA) who acquires “control” (as defined in the ICA) of an existing Canadian business, where certain prescribed financial thresholds are exceeded, to file a pre-closing application for review with Innovation, Science and Economic Development Canada. Where the acquisition of control of a Canadian business by a non-Canadian person does not meet the prescribed financial thresholds for review, such non-Canadian person is required to file a notification with Innovation, Science and Economic Development Canada no later than 30 days after the completion of the transaction. The ICA generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the acquisition is likely to be of a net benefit to Canada. Under the national security regime in the ICA, the Canadian federal government may undertake a discretionary review of a broader range of investments by a non-Canadian to determine whether such investments by a non-Canadian could be “injurious to national security”. Review on national security grounds is at the discretion of the Canadian federal government and may occur on a pre-or post-closing basis.

Competition Act

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada) (which we refer to as the “Competition Act”), which permits the Commissioner of Competition (which we refer to as the “Commissioner”) to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in our Company. In addition, the Competition Act grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal on the basis that it would, or would be likely to, substantially prevent or lessen competition. The Competition Act also requires any person who intends to acquire our common shares to file a notification with the Canadian Competition Bureau if: (i) such person (and such person’s affiliates) would hold, in the aggregate, more than 20% of all of our outstanding voting shares, (ii) certain financial thresholds are exceeded, and (iii) no exemption applies.

Where a person (and such person’s affiliates) already holds, in the aggregate, more than 20% of all of our outstanding voting shares, a notification must be filed if: (i) the acquisition of additional shares would bring such person’s (and its affiliates) holdings to over 50%, (ii) certain financial thresholds are exceeded, and (iii) no exemption applies.

Where a notification is required, the Competition Act prohibits completion of the acquisition until the expiration of the applicable statutory waiting period, unless compliance with the waiting period has been waived or the Commissioner has issued an advance ruling certificate under Section 102 of the Competition Act. The Commissioner’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period.

Exchange Listing

Our common shares are listed on the NYSE American under the symbol “GRO.”

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription receipts may be offered separately or together with other securities.

Subscription receipts will be issued under a subscription receipt agreement entered into between us and an escrow agent. The applicable prospectus supplement will include details of the agreement pursuant to which such subscription receipts will be created and issued. Subscription receipts are a security of ours that will entitle the holders to receive common shares or other securities or combination of securities upon the satisfaction of certain conditions, typically the completion of an acquisition by us of the assets or securities of another entity. Subsequent to the offering of subscription receipts, all or a portion of the subscription proceeds for the subscription receipts are held in escrow by the escrow agent, pending the satisfaction of the conditions. Holders of subscription receipts are not shareholders. Holders of subscription receipts are entitled to receive common shares or other securities only upon exchange or conversion of their subscription receipts in accordance with the terms thereof or, upon the occurrence of certain events as specified in an applicable prospectus supplement, to a return of the subscription price for the subscription receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

The particular terms and provisions of subscription receipts offered under any prospectus supplement, and the extent to which the general terms and provisions described in this prospectus may apply to those subscription receipts, will be described in the prospectus supplement filed in respect of such subscription receipts. This description will include, where applicable: (i) the number of subscription receipts offered; (ii) the price, including the currency at which the subscription receipts will be offered and whether the price is payable in instalments; (iii) the terms, conditions and procedures pursuant to which the holders of subscription receipts will become entitled to receive common shares or other securities; (iv) the number of common shares or other securities that may be obtained upon exchange or conversion of each subscription receipt; (v) the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each other security; (vi) the terms applicable to the gross proceeds from the sale of such subscription receipts plus any interest or other income earned thereon; and (vii) any other material terms and conditions of the subscription receipts. The terms and provisions of any subscription receipts offered under a prospectus supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

The preceding description and any description of subscription receipts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the subscription receipt agreement relating to such subscription receipts.

Subscription receipt certificates will be exchangeable for new subscription receipt certificates of different denominations at the office indicated in the applicable prospectus supplement. In the case of subscription receipts which are exchangeable for our other securities, the holders will not have any of the rights of holders of the securities issuable upon the exchange of the subscription receipts until the issuance of those securities in accordance with the terms of the subscription receipts.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

As of the date of this prospectus, we have no outstanding registered debt securities.

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. If not required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities may be issued without an indenture. Otherwise, if required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities will be issued under one or more separate indentures the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. More specifically, we will issue senior debt under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue subordinated debt under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt, the subordinated debt and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

•	the title;

•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	the terms of the subordination of any series of subordinated debt, if applicable;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments, sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates, issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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the procedures for any auction and remarketing, if any; the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; if other than dollars, the currency in which the series of debt securities will be denominated; and

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and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common shares or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to evidence and provide for the acceptance of appointment by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others, survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust; and

•	appoint any successor trustee,

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and

•	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Forms of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; and

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions.

General

We may issue warrants for the purchase of common shares, preferred shares, debt securities and/or other securities in one or more series. We may issue warrants independently or together with common shares and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common shares, the number or amount of common shares, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional preferred shares, rather than full preferred shares. If we decide to offer fractional preferred shares, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred shares. An accompanying prospectus supplement will indicate that fraction. The preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional preferred shares in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred shares represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred shares.

Redemption of Depositary Shares

If we redeem a series of preferred shares represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per preferred share. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred share. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred shares, may instruct the depositary as to how to vote the preferred shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred shares represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting the preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of preferred shares upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole preferred shares and all money and other property, if any, represented by those depositary shares. Partial preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred shares, common shares, warrants or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the price, if any, per right;

•	the exercise price payable for debt securities, preferred shares, common shares, warrants, or depositary shares upon the exercise of the rights;

•	the number of rights issued or to be issued to each shareholder;

•	the number and terms of debt securities, preferred shares, common shares, warrants, or depositary shares which may be purchased per right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of common shares or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, except subscription receipts, in any combination, including, without limitation, the stock purchase units described above. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

•	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if applicable, a discussion of any special U.S. federal income tax considerations; and

•	any material provisions of the governing unit agreement that differ from those described above.

FORMS OF SECURITIES

Each debt security, warrant, subscription receipt, right, depositary share, stock purchase contract, stock purchase unit, and unit will be represented either by a certificate issued in definitive form to a particular investor or “book-entry” form by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, subscription receipts, rights, depositary shares, stock purchase contracts, stock purchase units, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, warrants, subscription receipts, rights, depositary shares, stock purchase contracts, stock purchase units, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, rights, depositary shares, stock purchase contracts, stock purchase units, or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common shares sold pursuant to a prospectus supplement will be eligible for trading on the NYSE American. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Brazil Potash Corp., a corporation incorporated and existing under the laws of the Province of Ontario, Canada.

AMOUNT
SEC Registration Fee	$34,525
FINRA Filing Fees	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Trustees’ Fees and Expenses	(1)
Warrant Agent Fees and Expenses	(1)
Printing Expenses	(1)
Miscellaneous Expenses	(1)
Total	(1)

(1)	These fees will be determined based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL OPINIONS

The validity of our common shares, preferred shares and subscription receipts governed by Canadian law and certain matters governed by Canadian law will be passed on for us by Wildeboer Dellelce LLP, Toronto, Ontario. The validity of the issuance of the warrants, rights, debt securities, stock purchase contracts, stock purchase units, depositary shares and units governed by U.S. law will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

MNP LLP, an independent registered public accounting firm, has audited our consolidated financial statements as of, and for the years ended, December 31, 2025, 2024 and 2023, as set forth in their reports thereon. Such consolidated financial statements have been incorporated by reference herein in reliance on the reports of such firm given on their authority as experts in accounting and auditing. MNP LLP is independent with respect to us in accordance with the U.S. federal securities laws and the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board on auditor independence. The principal business address of MNP LLP is 50 Burnhamthorpe Road W, Suite 900, Mississauga, Ontario, Canada, L5B 3C2.

Certain portions of the description of the Autazes Project and the Autazes Property were summarized or extracted from the Technical Report, which was prepared by ERCOSPLAN Ingenieurgesellschaft Geotechnik und Bergbau mbH (which we refer to as “ERCOSPLAN”) in accordance with the SEC Mining Modernization Rules. The economic analysis for the Autazes Project in the Technical Report was completed by L&M Assessoria Empresarial (which we refer to as “L&M”), based on information provided by ERCOSPLAN (who was responsible for preparing the production schedule, and the estimated capital and operating costs for the mine, processing plant, infrastructure and port). Portions of the Technical Report have been extracted, summarized and disclosed in this prospectus with the consent of ERCOSPLAN and L&M.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, as amended, provide for mandatory indemnification of our directors and officers, and indemnification of certain other persons acting at our request, in accordance with the standards and limitations set out in the OBCA. The Bylaws also permit the advance of expenses and authorize the purchase of directors’ and officers’ insurance. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at www.brazilpotash.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•

our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 filed with the SEC on March  23, 2026, as amended by Form 20-F/A (Amendment No. 1) for the fiscal year ended December 31, 2025 filed with the SEC on April 7, 2026;

•

the description of our common shares which is included in our Form 8-A12B filed with the SEC on November 26, 2024, including any amendment or report filed for the purpose of updating that description; and

•

all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that is being incorporated by reference in this prospectus.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.brazilpotash.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Brazil Potash Corp.

198 Davenport Road

Toronto, Ontario, Canada, M5R 1J2

+1 (416) 309-2963

BRAZIL POTASH CORP.

3,700,000 Common Shares

Pre-Funded Warrants to Purchase up to 18,300,000 Common Shares

18,300,000 Common Shares Underlying Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Lead Book-Running Manager

Canaccord Genuity

Joint Book-Running Manager

Roth Capital Partners

Co-Managers

ArcStone Kingswood	H.C. Wainwright & Co.	Titan Partners
a division of Kingswood Capital Partners		a division of American Capital Partners

The date of this prospectus supplement is May 1, 2026